English version for informative purposes

ASSIGNMENT OF RIGHTS AGREEMENT (THE "ASSIGNMENT OF RIGHTS AGREEMENT") OF THE EXPLORATION AND EXPLOITATION MINING AGREEMENT ENTERED INTO BY AND BETWEEN THE MINING COMPANY "MINERA REAL VICTORIA, S.A. DE C.V.", REPRESENTED IN THIS ACT BY MR. RAMON TOMAS DAVILA FLORES (HEREINAFTER "ASSIGNOR") AND BY THE MINING COMPANY "SILVER DRAGON MINING DE MEXICO, S.A. DE C.V.", REPRESENTED IN THIS ACT BY MR. JUAN CARLOS ALBERTO GALVÁN PASTORIZA (HEREINAFTER "ASSIGNEE"), PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I.         The Assignor declares:

a) That it is a Mexican Mining Company, incorporated according to the laws of the United States of Mexico, as evidenced in the Public Deed 7,320, dated February 24, 2004, granted before Mr. Juan Gerardo Parral Perez, Notary Public Number 11 of the City of Durango, registered before the Public Registrar of Commerce of said City, under the mercantile file number 183, 3RD Book, Second Auxiliary of Commerce Tome 58 and registered in the Public Mining Registrar under record number 111 page 56 in front of Volume XXXVIII of the Book of Mining Entities.

b) That according to its corporate purpose, it is enabled to be entitled to hold mining concessions, as well as to execute the agreements which have as purpose the private rights derived from said concessions.

c) That its legal representative has sufficient authorities to act in its name and representation, compelling it under the terms of this Agreement, as evidenced in the Public Deed mentioned in aforesaid recital I, paragraph (a), authorities that, to the date of execution of this Assignment of Rights Agreement, have not been revoked, limited or modified in any way.

d) That on the date of March 25, 2004, in its position of Beneficiary, it executed with Ms. Silvia Villaseñor Haro, as Holder (the "Holder") an Exploration and Exploitation Mining Agreement over the rights derived from the mining concession that protects the lot named "PURO CORAZON", Title Number 166902 (the "Concession"), which identification data is the following:

"PURO CORAZON", exploitation mining concession, title 166902, issued on July 25, 1980, located at the Municipality of Guadalupe Victoria, Durango, with a area of 9.0000 hectares, registered under number 462 of the page 116, volume 219 of the General Book of Concessions of the Public Mining Registrar.

e) That the Exploration and Exploitation Mining Agreement over the Concession (the "Agreement") was ratified by the Holder on March 27, 2004, before Mr.

Gerardo Alberto Valdes Calderon, Notary Public Number 13 of the City of Monclova, State of Cohauila de Zaragoza, and ratified by the Assignor (as Beneficiary) on August 13, 2004 before Mr. Guillermo Tadeo Lucero Solis, Notary Public Number 11 of Durango, Durango. Likewise, said Agreement is registered before the Mining General Agency of the Public Mining Registrar ("PMR") under number 39, page 21, volume 18, of the Book of Mining Acts and Agreements, on January 28, 2005, (the "Agreement"), which is attached to this Assignment of Rights Agreement as Attachment "A".

f) That to the date of execution of this Assignment of Rights Agreement, it declares that it has totally and faithfully complied with each and every one of the obligations assumed with the Holder pursuant to the established on the Agreement, including without limitation with the foreseen by the First Clause, paragraph (5) of said Agreement. Likewise, it is in compliance with the provisions of the Mining Law and Regulation, as well as the other laws related with the exploitation of the Concession.

g) That it has paid totally and punctually the consideration agreed with the Holder in the First Clause, paragraph (8) of the Agreement, whereas to the date of execution of this Assignment of Rights Agreement it does not exist any debt or charge that the Assignor has for this concept with the Holder.

h) That the Agreement is currently in effect under the terms of the Second Clause of the same, that it has not been modified in any way and that to the date of execution of this Assignment of Rights Agreement it does not exist agreement, settling or understanding to modify or limit the duration of its term or any other obligation contained in it. Likewise, the Assignor declares and guarantees that except for the Agreement, it has not executed with the Holder any other agreement related with the Concession that is currently in effect.

i) That to the date of execution of this Assignment of Rights Agreement, the Assignor has not incurred in any event of default over the obligations acquired with the Holder pursuant to the Agreement, including by acts of God or force majeure, that generate or could generate the early termination of the Agreement or its rescission, whereby it declares that it is free from any liability, with the Holder for such events.

j) That the Concession is free from liens or limitations of domain and current in the compliance of the obligations established by the Mining Law and Regulation, whereby it attaches to this Assignment of Rights Agreement as Attachment "B" the evidence referred to in Article 23 of the Mining Law, through which it evidences that the Concession is in effect and in good legal standing.

k) That it has paid the superficial duties regarding the Concession up to the second semester of 2005 attaching evidence of the payments of such area fees as of the date of issuance of the Concession and up to the second semester of 2005 to this Assignment of Rights Agreement as Attachment "C", declaring that it does not exist for this concept any variation or inaccuracy in the payments that to this date have been made.

l) That to the date of execution of this Assignment of Rights Agreement it has not assigned, sold, encumbered or promised to assign, sell or encumber the rights derived from the Agreement and that it has not acquired with third parties any obligation, nor exists any restriction under the Mining Law and Regulations, that impedes the execution of this Assignment of Rights Agreement.

m) That the landmarks which indicate the starting point of each one of the lots provided by the CONCESSIONS are in good state of conservation, and were built according to the terms of the Mining Law and kept in the same place previously approved by the mining authorities.

n) That by virtue of the mining activities, including the exploitation developed upon the lots provided by the Concession, it is in full compliance with the Mining Laws, including in a non-restrictive manner, in compliance with his labor and tax obligations.

a) That on the date of execution of this Agreement, there exist no effective or ongoing orders, requests or claims, regarding environmental issues or of any other legal kind in connection to the lots provided by the Concession, as well as in connection with the activities carried out over them, and that has no knowledge of any reason for which such orders, requests or claims could be issued by any authority or third parties.

b) That the lots provided by the Concessions are not located within natural protected areas nor within environmental reservations, whether of Federal or Local jurisdiction, and that no notice or communication regarding a prospective creation of a reservation of that nature over the areas were the lots provided by the Concessions, has been received by the Assignor.

o) That to the date of execution of the present Assignment of Rights Agreement all the authorizations required to carry out works in the lot are in effect, whereby, to the date of signature of this Assignment of Rights Agreement, it does not exist any contingency of any legal nature, that may affect the effectiveness of the Concession that protects the lot or that can involve or affect in any way the Assignee.

p) That nor the Assignor or the Holder have incurred nor have given any motive to incur, in any such nullity, cancellation, suspension or rescission causes regarding the rights that the Mining Law refers to with respects to the Concession.

II. The Assignee declares:

a) That it is a Mexican Mining Company, duly incorporated and existing according to the laws of the Federal Republic of Mexico, registered before the Public Registrar of Commerce of the City of Durango, state of Durango under the mercantile folio number 250, dated January 19, 2006, and currently in process of being registered in the Public Mining Registrar.

b) That Mr. Juan Carlos Alberto Galvan Pastoriza is the legal representative of the Assignee and has sufficient authorities to represent and oblige it under the terms and conditions of this Assignment of Rights Agreement, without said authorities, to the date of execution of this Assignment of Rights Agreement, being revoked nor limited in any way.

c) That it desires to acquire, as Assignee, all the rights and obligations of the Assignor derived from the Agreement, subject to the strict compliance of all the terms and conditions of this Assignment of Rights Agreement, as well as the lawfulness of all the recitals declared by the Assignor in this Assignment of Rights Agreement regarding the Agreement and the Concession.

d) That it has the necessary resources to acquire as Assignee the rights over the Agreement, under the terms and conditions of this Assignment of Rights Agreement.

Pursuant to the foregoing recitals, the parties agree to grant the following:

CLAUSES

FIRST. ASSIGNMENT OF THE AGREEMENT. In this act the Assignor assigns to the Assignee who acquires for itself, free form any restriction and/or limitation, current with any tax fees, contributions, consideration and governmental duties, the totality of the rights derived form the Agreement, with all that may correspond in acts and rights.

Likewise, by virtue of the assignment of the Agreement, the Assignor obliges to simultaneously assign to the Assignee, without any reserve or limitation, all of the rights that it may have to access the lot protected by the Concession, such as rights by lease agreement, bailment, land expropriation, temporarily occupations, licenses, permits, authorizations, rights-of-way or any such permits or authorizations, written or verbal, equivalent that, in general, permit the realizing of the mining works and exploitation.

SECOND. CONSIDERATION. The parties agree that the Assignee will pay to the Assignor as the consideration for the assignment of rights under this Assignment of Rights Agreement, the total sum of $400,000.00 American Dollars (Four Hundred Thousand Dollars 00/100 Legal Currency of the United States of America) plus the corresponding Value Added Tax ("VAT") resulting in the amount of $60,000.00 American Dollars (Sixty Thousand Dollars 00/100 Legal Currency of the United States of America), which must be paid by Assignee to Assignor at the time and amounts that are detailed as follows and against the delivery of the corresponding invoices, which must meet the applicable fiscal requirements:

a) As of the signature of this Assignment of Rights Agreement, the amount of $100,000.00 American Dollars (One Hundred Thousand American Dollars 00/100 Legal Currency of the United States of America) plus the VAT.

b) As of the 6 (six) months of the date of ratification before Notary Public of this Assignment of Rights Agreement the quantity of $100,000.00 American Dollars (One Hundred Thousand American Dollars 00/100 Legal Currency of the United States of America) plus the VAT.

c) As of the 12 (twelve) months of the date of ratification before Notary Public of this Assignment of Rights Agreement the amount of $100,000.00 American Dollars (One Hundred Thousand American Dollars 00/100 Legal Currency of the United States of America) plus the VAT.

d) As of the 24 (twenty four) months of the date of ratification before Notary Public of this Assignment of Rights Agreement the a amount of $100,000.00 American Dollars (One Hundred Thousand American Dollars 00/100 Legal Currency of the United States of America) plus the VAT.

Assignee may either pay such amounts in USA Dollars, or in its equivalent in national currency on the payment date, pursuant to Article 8 of the Monetary Law, according to the exchange rate published by the Bank of México applicable to settle debts acquired in foreign currency and which should be published The Federation's Official Gazette the day prior to the date in which the payment should be carried out, moreover, to the amounts to be paid in accordance to these Agreements, the corresponding VAT corresponding to each payment will be added.

THIRD. EXPENSES. The expenses, taxes, fees and duties caused by the performance of this Agreement, shall be paid by party that pursuant to the applicable legislation in effect shall be paid for.

FOURTH. OBLIGATIONS OF ASSIGNEE. By virtue of the rights assignment herein consigned in favor of Assignee and the pending payment of balance, the Assignee obliges up to the total payment of the consideration to which the Second Clause refers to, to the following:

a) To maintain in effect and in its favor the rights derived from the Agreement and no to solicit reduction or subdivision of the area that comprehends the lot under the Concession and comply with the obligations established under the Mining Law and Regulations as of the first semester of 2006.

b) Maintain the rights derived from the Concession, free from all charge, liens, affectation or limitation of domain of any nature.

c) In the event that the Assignee decides to initiate any work that requires Contractors, it will give the opportunity to Assignor to participate as Contractor with preference whenever it concurs with the same or better conditions of prices, capacities, economic and human resources that any other contractor that the Assignee intends to hire.

FIFTH. CONDITION PRECEDENT. The parties agree that the effects of this Assignment of Rights Agreement, and the liability of the Assignee to pay to Assignor the consideration agreed upon by the Second Clause of this Assignment of Rights Agreement, will be subject so that simultaneously to the execution of this Assignment of Rights Agreement, the Holder accepts to execute and executes with the Assignee an Amendment Agreement over the Agreement (the "Amendment"), that must include the following:

a) That by virtue of the signature of the Amendment, the Assignee (as Beneficiary) must pay to the Holder, the amount of $50,000.00 American Dollars (Fifty Thousand Dollars 00/100 Legal Currency of the United States of America) plus the corresponding VAT, per ton of economic ore (ABOVE the CUT OFF) that is extracted from the mine.

b) That as a result of the work that the Assignee carries out over the lot, the Assignee will pay to the Holder $1.50 American Dollars (One Dollar 50/100 Legal Currency of the United States of America) plus the corresponding VAT, for each ton that is produced.

c) That in the event that the Assignee does not initiate production over the Lot regarding the Concession Title within a 6 (six) months period as of the date of execution of this Addendum, the Assignee must pay to the Holder the monthly amount of $3,500.00 dollars plus VAT, minus the tax withholdings that are applicable under fiscal laws and subject to the issuance of the fiscal invoice from the Holder in favor of the Assignee. Such payment will be made for the period or periods of time during which no ore extracted and paid within the first eight days of the corresponding month, provided however, that the delay in the initiation of the production is not attributable to the Assignor or to the Holder, or due to any irregularity not attributable to the Assignee, due by the Holder's breach to any of the obligations under the Agreement.

d) That in the event that the Assignee pays the Holder the above mentioned monthly consideration, such must be discounted from any future payment made by the Assignee to the Holder as a result of the production and extraction of ore over the Lot under the first paragraph of this Section, subject to the condition that the payments due to the Holder by the production and extraction of ore are maintained at least in the minimum monthly amount of $3,500.00 dollars in order to pay expenses. If by any reason the Assignee decides to not produce nor extract ore, any monthly payments that are made to the Holder will remain to its benefit.

e) That the Addendum contains the Option in favor of the Assignee (as Beneficiary) to acquire, free from any liens, or limits of domain and current of any contribution, duty payments, as well as, free from any contingency of a labor, environmental, fiscal or social security nature and any other that may result applicable (not attributable to the Assignee), the title over the Concession, in which case, the Assignee must pay the Holder the amount of $2,000,000.00 (Two Million Dollars 00/100 Legal Currency of the United States of America) in case that the Option is exercised by Assignee (as Beneficiary) within the 3 (three) first years as of the signature of the Amendment, and alternatively, the Assignee must pay to the Holder the amount of $3,000,000.00 (Three Million Dollars 00/100 Legal Currency of the United States of America) in the event that the Option is exercised by Assignee (as Beneficiary) on the next day to the third anniversary as of the signature of the Addendum, and before the fifth year as of the date of signature of the Addendum, in the understanding that the Option will conclude at the 5th anniversary of the Addendum.

f) That the Addendum specifically contains sufficient recitals of the Holder regarding the legal standing that the lot under the Concession and the same Concession, including in a declarative but not limited manner, those recitals that may be applicable to the lot under the Concession and the same Concession, in connection with the recitals contained from paragraphs (j) to (s) of section (I) of the recitals of this Assignment of Rights Agreement.

Nonetheless the foregoing, the parties agree to attach to this Agreement as Attachment "D" the Addendum that must be executed by and between the Assignee (as Beneficiary) with the Holder simultaneous to the execution of this Assignment of Rights Agreement, which contains the reproduction of the previous terms, as well as diverse provisions, liabilities and rights to which the parties will be subject in order to carry out the exploration and exploitation of the lot under the Concession.

SIXTH. OBLIGATIONS OF ASSIGNOR. The Assignor is obliged to:

a) Provide to Assignee all the information that it requests and that is in Assignor's power, as well as signing, evidencing and complying any other requirement necessary and exercising all the legal actions that are required, with the purpose of obtaining, when required, any authorizations so that the Assignee exercises the rights that are conferred to it herein over the lot that is protected by the Concession;

b) Resolve any contingency that may affect the legal situation of the Agreement and the Concession, and that may impede, limit or prevent the exercise of the rights that through this document are granted in favor of the Assignee, obliging to release and hold the Assignee harmless as well as to indemnify it, without any limitation whatsoever, of any contingency derived from claims, demands, notices or any other acts, whether of federal, local or municipality authorities or of any third party with interests over the Agreement or the Concession, in an declarative but not limited form, of any fiscal, labor, social security, administrative or mainly environmental nature with regards to the recitals made by the Assignor in this Assignment of Rights Agreement, by contingencies that arise from any cause of default, being total or partial, regarding the assumed obligations by the Assignor by virtue of the Agreement and regarding the Concession or with respects to the activities and operations that were carried out by Assignor over the lot under Concession, as well as by eviction, nullity, revocation or loss of the rights of the Concession by causes previous to the execution of this Assignment of Rights Agreement or in case the competent authority does not authorize the registration of this Assignment of Rights Agreement;

c) Assign the Agreement to the Assignee free from all charges, liens, encumbrances or limitations of any kind, and in strict compliance of all the obligations acquired with the Holder, according to the provisions of this Assignment of Rights Agreement and the recitals of the Assignor;

d) Assume and comply with its obligations of labor, social security and fiscal nature as well as any other applicable, regarding its own employees and contractors, obliging to release and hold harmless the Assignee from any claim, demand, accusation or complaint that may arise against it, by the employees or contractors of the Assignor or by the authorities of labor or administrative jurisdiction, being the Assignor obligated to also indemnify the Assignee for any amounts spent by these concepts.

e) Cooperate and assist the Assignee, through the signature of documents, evidencing, or complying with any other requirement as well as to carry out all the activities that are reasonably necessary to obtain the registration of this Assignment of Rights Agreement in the PMR.

f) Cooperate and assist the Assignee, in the negotiations with the Holder so that the execution of the Addendum is carried out in the terms proposed by the Assignee pursuant to the Fifth Clause and Attachment "D" of this Assignment of Rights Agreement, for the performance of the works over the lot that is protected by the Concession.

SEVENTH. DEFAULT. Regardless of any provision, if any party is or incurs in default (the "Party in Default"); with regards to any obligation established in this Assignment of Rights Agreement, the party affected by said default (the "Affected Party"), may notify in writing, specifying the event of default (the "Default Notice") to the Party in Default, with the purpose that:

a) Within the following 5 (five) business days as of the receipt of the Default Notice (whenever it refers to the non payment of any such amounts that have to be paid in the terms of this Assignment of Rights Agreement) the Party in Default: (i) pays the total of the amounts due to the Affected Party, or (ii) evidences that said amounts have been paid;

b) Within the following 10 (ten) natural days as of the receipt of the Default Notice (that refers to the defaults derived from causes different to lack of payments) the Party in Default must amend such default or failure, whenever it is reasonable for it to be amended within said period.

Once the indicated terms for each type of default have elapsed, without the Party in Default curing it, the Affected Party will have the right to request the early termination of the Assignment of Rights Agreement, without the requirement of delivering any written notice or having a judicial statement.

EIGHTH. EARLY TERMINATION OF THE ASSIGNMENT OF RIGHTS AGREEMENT. The Assignor may accelerate the terms for the payment of the remaining balance to which the Second Clause refers to, being able to request the total payment or terminate this Assignment of Rights Agreement by Assignee's breach on the payment of the installments established in the Second Clause of this Assignment of Rights Agreement and provided that the Default Notice was given.

Nonetheless the cause for early termination indicated in the previous paragraph, the parties agree that the Assignee may retain the payment of any installment foreseen in the Second Clause of this Assignment of Rights Agreement by virtue of any default of the Assignor under the terms of this Assignment of Rights Agreement, especially for any of the obligations assumed in the Fifth and Sixth Clause of this Assignment of Rights Agreement, agreeing the parties that said retention may be maintained during all the time in which the event of default of Assignor is in effect and until it is totally and finally cured, without prejudice to Assignor's to release and hold the Assignee harmless as well as to indemnify the Assignee under the terms of this Assignment of Rights Agreement by virtue of its default.

This Assignment of Rights Agreement may be terminated by Assignee, in the following cases:

a) Any default of Assignor that is not cured within the term foreseen in paragraph (b) of the Seventh Clause;

b) Termination by default of the Agreement for causes arising prior to the execution of this Assignment of Rights Agreement or in case the competent authority does not authorize the registration of this assignment or for any other cause attributable to Assignor.

In such cases, in addition to Assignor's obligation to release and hold the Assignee harmless and to indemnify the Assignee for any expenses that it carried out by virtue of default of the Assignor, the Assignor will be obliged to reimburse the Assignee the sums paid at the moment of termination of the Assignment of Rights Agreement, without prejudice to the Assignors obligation to indemnify the Assignee for the damages and losses that its suffers.

NINTH. RATIFICATION AND REGISTRATION OF THE AGREEMENT. The Assignee and the Assignor oblige to ratify the signatures of the present Assignment of Rights Agreement before the Notary Public appointed by the Assignee. Likewise, the Assignee expressly obliges, to register it in the PMR, whereby the Assignor obliges to collaborate fully and in good faith, with the purpose for the Assignee obtains the registration of the Assignment of Rights Agreement and the documents derived from it.

TENTH. NOTICES AND NOTIFICATIONS. For the receipt of the notices and notifications, that pursuant to the present Assignment of Rights Agreement the parties must deliver, the Assignor and Assignee indicate as their domiciles the following:

ASSIGNOR
MINERA REAL VICTORIA, S.A. DE C.V.
Attention: Mr. Ramon Tomas Davila Flores
Ana Leyva 204-4º Floor
Nueva Vizcaya
Durango, Durango.
Zip Code 34080
Tel: (618)818-4769
Fax:

THE ASSIGNEE:
Silver Dragon Mining de México, S.A. de C.V.
Attention: Mr. Juan Carlos Alberto Galván Pastoriza
Alonso de Pacheco No. 130,
Del Lago
Durango, Durango
México, Zip Code 34080

Any party may deliver to the other at any moment, a notice of change of domicile and as of the acknowledgement of receipt of said notice, the domicile or domiciles indicated in the notices will be considered as the domiciles of the party who delivered the notice.

ELEVENTH. APPLICABLE LAW AND JURISDICTION. For all the relative to the interpretation and performance of this Assignment of Rights Agreement, the parties expressly submit themselves to the Federal Laws of the Mexican Republic and to the competent Courts of the city of Durango, Durango, waiving to any jurisdiction that may correspond regarding its present or future domicile or by any other cause.

The parties sign this Assignments of Rights Agreement by duplicate in the city of Durango, Durango, dated March 8, 2006.

THE ASSIGNOR

________________________________
MINERA REAL VICTORIA, S.A. DE C.V.
BY: MR. RAMON TOMAS DAVILA FLORES

THE ASSIGNEE

_______________________________________________
SILVER DRAGON MINING DE MÉXICO, S.A. DE C.V.
BY: MR. JUAN CARLOS ALBERTO GALVAN PASTORIZA

THE HOLDER, GRANTING ITS CONSENT TO THE ASSIGNMENT THAT IN THIS ACT IS CONSIGNED, IN AGREEMENT WITH THE CONTENT OF THE PRESENT ASSIGNMENT OF RIGHTS AGREEMENT IN ALL ITS TERMS:

_______________________________
MS. SILVIA VILLASEÑOR HARO
BY: MR. CARLOS MANUEL VILLASEÑOR ARGUELLES

ATTACHMENT "A"
EXPLORATION AND EXPLOITATION AGREEMENT OF THE MINING
CONCESSION

ATTACHMENT "B"
EVIDENCE ISSUED BY THE PUBLIC MINING REGISTRAR PURSUANT
TO ARTICLE 23 OF THE MINING LAW

ATTACHMENT "C"
EVIDENCE OF THE PAYMENT OF AREA DUTIES OVER THE CONCESSION
AS OF THE DATE OF ITS FIRST SEMESTER OF 2001 UNTIL THE SECOND
SEMESTER OF 2005

ATTACHMENT "D"
AMENDMENT AGREEMENT THAT IS TO BE EXECUTED BY AND
BETWEEN THE HOLDER AND THE ASSIGNEE (AS BENEFICIARY) OVER
THE AGREEMENT OF EXPLORATION AND EXPLOITATION REGARDING
THE MINING CONCESSION